Exhibit 99.7

NEWS RELEASE	11511 Luna Road, Dallas, Texas 75234 Tel 214.956.4511 • Fax 214.956.4239
	Contact:	John W. Feray
Senior Vice President and
Chief Accounting Officer

FOR IMMEDIATE RELEASE

HAGGAR TO BE ACQUIRED FOR

$29.00 PER SHARE OR APPROXIMATELY $212 MILLION

DALLAS, Texas (September 1, 2005) – Haggar Corp. (NASDAQ-HGGR) announced today the execution of a definitive agreement whereby Infinity Associates LLC, Perseus, L.L.C. (through an affiliate) and Symphony Holdings Limited would acquire Haggar Corp. in a transaction valued at approximately $212 million.  Under the terms of the agreement, Haggar stockholders will receive $29.00 in cash for each share of Haggar common stock they hold.

J.M. Haggar, III, Chairman of the Board and Chief Executive Officer of Haggar Corp., stated, “This transaction provides outstanding shareholder value and represents an endorsement of the excellent performance of our entire team.  With the new ownership team and our ability to utilize their respective capabilities, we will be able to accelerate our strategy of world-class sourcing and will strengthen the marketing power of our owned and licensed brands as well as our service to the private label market.  The net result will be a stronger, more nimble company that is better suited for growth in the global apparel market.”

Frank D. Bracken, President of Haggar, said, “We are excited to announce this transaction, particularly given the strengths of Infinity, Perseus and Symphony. They share our views on the strong future of our company.  Following the completion of this transaction, it will be business as usual, with strong new partners to support what we do best. We believe our new partners will help us execute our strategic plan in an environment which is focused on growth and innovation.”

The Board of Directors of Haggar has unanimously approved the merger agreement and has recommended to Haggar’s stockholders that they adopt the agreement.  Completion of the transaction is contingent on, among other things, regulatory review, approval by the stockholders of Haggar, and funding of debt to complete the acquisition.  The transaction is expected to close by the end of 2005.

Messrs. Haggar and Bracken, John C. Tolleson, a director of Haggar, and an affiliate of Thomas G. Kahn, a director of Haggar, have entered into separate agreements to vote shares in favor of the transaction.

Bear, Stearns & Co. Inc. acted as financial advisor to Haggar and provided a fairness opinion to the Board of Directors of Haggar in connection with the transaction.  Vinson & Elkins L.L.P. acted as legal advisor to Haggar in connection with the transaction.  Merrill Lynch & Co. acted as financial advisor to the investor group in connection with the transaction and Wilson Sonsini Goodrich & Rosati, P.C. acted as legal advisor to the investor group.

About Haggar Corp.

Haggar Clothing Co., a wholly-owned subsidiary of Haggar Corp., is a leading marketer of men’s casual and dress apparel and women’s sportswear, with global headquarters in Dallas, TX.   Haggar markets in the United States, Canada, Mexico, and the United Kingdom.  Haggar also holds exclusive licenses in the United States to use the Claiborne® trademark, Kenneth Cole New York®, and Kenneth Cole Reaction® trademarks to manufacture, market, and sell men’s shorts and pants in men’s classification pant departments.  For more information visit the Haggar website at www.haggar.com.

About Infinity Associates LLC

Infinity Associates LLC is an investment company specializing in the acquisition of leading brands in the consumer soft goods industry.  Infinity’s principals have many years of hands on experience adding value to companies in the areas of strategic visioning, product design, customer relations, marketing, sourcing and organizational efficiency.

About Perseus, L.L.C.

Perseus, L.L.C. is a merchant bank and private equity fund management company with offices in Washington, D.C. and New York City.

About Symphony Holdings Limited

Symphony Holdings Limited is a manufacturing company, publicly listed on the Hong Kong Stock Exchange.

Additional Information and Where to Find It

In connection with the proposed merger, Haggar will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF HAGGAR ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain free copies of the proxy statement and other documents when they become available by contacting – Haggar Investor Relations at www.haggar.com, or by mail at Haggar Investor Relations, 11511 Luna Road, Dallas, Texas 75234, or by telephone: (214) 352-8481.  In addition, documents filed with the SEC by Haggar are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov.

Haggar and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Haggar in connection with the proposed transaction. Information concerning the special interests of these directors, executive officers and other members of Haggar’s management and employees in the proposed transaction will be included in the proxy statement of Haggar described above.  Information regarding Haggar’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 10, 2005.  This document is available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Haggar as described above.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties.  Statements about the expected effects, timing and completion of the proposed transaction and all other statements in this release other than historical facts, are forward-looking statements.  The words “believe,” “may,” “might,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential,” “plans,” “could,” “should” and similar expressions, without limitation, as they relate to the Company, are intended to identify forward-looking statements.  The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs.  These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions that could affect the results of the Company or the apparel industry generally and could cause the Company’s expected results to differ materially from those expressed in this Current Report on Form 8-K.  These risks, uncertainties and assumptions  include, among other things: changes in general business conditions, changes in the performance of the retail sector in general and the apparel industry in particular, seasonality of the Company’s business, changes in retailer and consumer acceptance of new products and the success of advertising, marketing, and promotional campaigns, impact of competition in the apparel industry, availability and cost of raw materials, changes in laws and other regulatory actions, changes in labor relations, political and economic events and conditions domestically or in foreign jurisdictions in which the Company operates or has apparel products manufactured, including, but not limited to, acts of terrorism, war, or insurrection, unexpected judicial decisions, changes in interest rates and capital market conditions, acquisitions or dissolution of business enterprises, including the ability to integrate acquired businesses effectively, natural disasters, and unusual or infrequent items that cannot be foreseen or are not susceptible to estimation.  We may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure (i) to obtain approval of our stockholders, (ii) to obtain regulatory approvals, (iii) of the purchasers to obtain the necessary financing or (iv) to satisfy other closing conditions contained in the merger agreement.  The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended September 30, 2004 and Form 10-Q for the quarter ended June 30, 2005, a copy of which may be obtained from us without charge.  The Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.